ELIZABETHTOWN WATER COMPANY AND SUBSIDIARY             Exhibit 12
           Computation of Ratio of Earnings to Fixed Charges
                       and Preferred Dividends
                    (In Thousands Except Ratios)

                                        Three Months Ended  Twelve Months Ended
                                             March 31,            March 31,
                                          1998      1997       1998       1997
                                         ------    ------     ------     ------
EARNINGS:
Income before preferred stock
 dividends                             $  4,645  $  3,885  $  21,665  $  17,046
Federal income taxes                      2,456     2,047     11,683      8,981
Interest charges                          3,836     4,293     16,165     14,235
                                         ------    ------     ------     ------
 Earnings available to cover
  fixed charges                        $ 10,937  $ 10,225  $  49,513  $  40,262
                                         ======    ======     ======     ======

FIXED CHARGES AND PREFERRED DIVIDENDS:
Interest on long-term debt             $  3,624  $  3,253  $  14,401  $  13,011
Preferred dividend requirement (1)          310       310      1,251      1,241
Other interest                              206       986      1,602      3,218
Amortization of debt discount - net          97        89        384        363
                                         ------    ------     ------     ------
Total fixed charges                    $  4,237  $  4,638  $  17,638  $  17,833
                                         ======    ======     ======     ======
Ratio of Earnings to Fixed Charges
 and Preferred Dividends                   2.58      2.20       2.81       2.26
                                         ======    ======     ======     ======

(1) Preferred Dividend Requirement:

Preferred dividends                    $    203  $    203  $     813  $     813
Effective tax rate                        34.59%    34.51%     35.03%     34.51%
Preferred dividend requirement         $    310  $    310  $   1,251  $   1,241



Earnings to Fixed Charges and Preferred Dividends represents the sum of Income Before Preferred Stock Dividends, Federal income taxes and Interest Charges (which is reduced by Allowance for Debt Funds Used During Construction), divided by Fixed Charges. Fixed Charges and Preferred Dividends consist of interest on long and short-term debt (which is not reduced by Allowance for Debt Funds Used During Construction), dividends on Preferred Stock on a pre-tax basis and Amortization of debt discount.


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              ELIZABETHTOWN WATER COMPANY AND SUBSIDIARY             Exhibit 12
            Computation of Ratio of Earnings to Fixed Charges
                     (In Thousands Except Ratios)


                                        Three Months Ended  Twelve Months Ended
                                             March 31,            March 31,
                                          1997      1996       1997       1996
EARNINGS:

Income before preferred stock
 dividends                             $  4,645  $  3,885  $  21,665  $  17,046
Federal income taxes                      2,456     2,047     11,683      8,981
Interest charges                          3,836     4,293     16,165     14,235
                                         ------    ------    -------    -------
 Earnings available to cover
  fixed charges                        $ 10,937  $ 10,225  $  49,513  $  40,262
                                         ======    ======    =======    =======
FIXED CHARGES:
Interest on long-term debt             $  3,624  $  3,253  $  14,401  $  13,011
Other interest                              206       986      1,602      3,218
Amortization of debt discount - net          97        89        384        363
                                         ------    ------    -------    -------
Total fixed charges                    $  3,927  $  4,328  $  16,387  $  16,592
                                         ======    ======    =======    =======
Ratio of Earnings to Fixed Charges         2.79      2.36       3.02       2.43
                                         ======    ======    =======    =======




Earnings to Fixed Charges represents the sum of Income Before Preferred Stock Dividends, Federal income taxes and Interest Charges (which is reduced by Allowance for Debt Funds Used During Construction), divided by Fixed Charges. Fixed Charges consist of interest on long and short-term debt (which is not reduced by Allowance for Debt Funds Used During Construction), and Amortization of debt discount.

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